Exhibit 10

AMENDMENT AGREEMENT NO. 1

to that certain

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT AGREEMENT NO. 1 (this “Amendment”), dated as of November 14, 2005, is among GANDER MOUNTAIN COMPANY (the “Borrower”), FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.) and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the “Revolving Credit Lenders”), and FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.) as agent (the “Agent”) for itself and the other Revolving Credit Lenders.

WHEREAS, the Borrower, the Agent and the Revolving Credit Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of February 23, 2005 (as amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Revolving Credit Lenders, upon certain terms and conditions, have agreed to make loans to, and to cause the issuance of letters of credit for the benefit of, the Borrower;

WHEREAS, the Borrower has requested that the Agent and the Revolving Credit Lenders agree, and the Agent and the Revolving Credit Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

§1.                               Defined Terms.            Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

§2.                               Consent.                                                The Borrower and each of the Revolving Credit Lenders hereby consent to Bank of America, N.A. becoming the agent under the Revolving Credit, and effective upon the assignment by Fleet Retail Group, LLC of its Revolving Credit Dollar Commitment under the Revolving Credit to Bank of America, N.A, Bank of America, N.A. shall be the “Agent” for all purposes under the Loan Documents, and all references to the “Agent” thereunder shall be to Bank of America, N.A. in such capacity.  Bank of America, N.A. shall succeed to and become vested with all of the rights, powers, privileges and duties of Fleet Retail Group, LLC as Agent.  The Borrower hereby agrees to take all additional steps necessary or desirable to affect the change in agent contemplated hereunder.

§3.                               Amendments to Loan Agreement.

(a)                                  Article I of the Loan Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

““Amendment Agreement No. 1”:  That certain amendment to the Amended and Restated Loan and Security Agreement dated as of November 14, 2005, by and among the Borrower, the Agent and the Revolving Credit Lenders.”.

(b)                                 The definition of “Applicable Margin” contained in Article I of the Loan Agreement is hereby restated in its entirety as follows:

““Applicable Margin”:  For the period from the Amendment Agreement No. 1 effective date to the first Adjustment Date, the Applicable Margin shall be the applicable margin corresponding to Level IV below, and thereafter, for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin per annum set forth in the table below opposite to the Borrower’s applicable EBITDA as determined for the applicable period consisting of the twelve (12) consecutive months ending on or about the calendar quarter ending immediately prior to the applicable Rate Adjustment Period pertaining to such Adjustment Date:

LEVEL	GAAP EBITDA	LIBOR RATE APPLICABLE MARGIN	BASE RATE APPLICABLE MARGIN
I	Greater than $70,000,000	1.25%	0.00%
II	Greater than $50,000,000 and less than or equal to $70,000,000	1.50%	0.00%
III	Greater than $42,500,000 and less than or equal to $50,000,000	1.75%	0.00%
IV	Greater than $30,000,000 and less than or equal to $42,500,000	2.00%	0.25%
V	Less than or equal to $30,000,000	2.25%	0.50%

Any delay by the Borrower in delivering the financial statements and reports required to be delivered by the Borrower pursuant to Section 6.5 shall, at the Agent’s option, result in the Applicable Margin being set at the amount set forth opposite Level V above or such other Level as determined by the Agent until the next Adjustment Date.”.

(c)                                  Section 2.15 (a) and Section 2.15 (b) of the Loan Agreement are hereby restated in their entirety as follows:

2.15.  EARLY TERMINATION FEE.

(a)                                  Subject to the provisions of Section 2.15(b), in the event that the Termination Date occurs, on or prior to the third anniversary of the Restatement Effective Date, the Borrower shall pay to the Agent, for the benefit of the Revolving Credit Lenders, a fee (the “Revolving Credit Early Termination Fee”) determined and payable as follows:

(i)                                     0.75% of the highest Maximum Revolving Credit Ceiling if the Termination Date occurs on or before January 1, 2007.

(ii)                                  0.50% of the highest Maximum Revolving Credit Ceiling if the Termination Date occurs after January 1, 2007, but on or before January 1, 2008.

2

(b)                                 No Revolving Credit Early Termination Fee shall be payable (i) after January 1, 2008 or (ii) if the Termination Date occurs as a result of funds borrowed from FRGI or any of its Affiliates.

(d)                                 Schedule 6.11 of the Loan Agreement is hereby restated and replaced in its entirety by Schedule 6.11 attached hereto.

§4.                               Affirmation and Acknowledgment of the Borrower.  The Borrower hereby ratifies and confirms all of its Obligations to the Revolving Credit Lenders, including, without limitation, the Revolving Credit Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Revolving Credit Lenders all indebtedness, obligations and liabilities in respect of the Revolving Credit Loans, the Letters of Credit, and all other amounts due under the Loan Agreement as amended hereby.  The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

§5.                               Representations and Warranties.  The Borrower hereby represents and warrants to the Revolving Credit Lenders as follows:

(a)                                  The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Loan Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any of the Borrower’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower.

(b)                                 This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Loan Agreement as amended hereby.

(d)                                 The representations and warranties contained in Article V of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents, changes which have been disclosed to the Agent and the Revolving Credit Lenders prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

3

(e)                                  The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, the Borrower is not InDefault and there exists no Event of Default.

§6.                               Effectiveness.  This Amendment shall become effective upon the receipt by the Agent of each of the following:

(a)                                  a fully executed counterpart hereof signed by the Borrower and all Revolving Credit Lenders.

(b)                                 a certificate from a duly authorized officer of the Borrower, on behalf of the Borrower (i) of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with this Amendment and any other documents executed in connection therewith, and (ii) attesting to the true signatures of each Person authorized as a signatory.

(c)                                  the amendment fee letter signed by the Borrower along with all fees due in connection therewith.

§7.                               Miscellaneous Provisions.

(a)                                  Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.

(b)                                 This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

(c)                                  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d)                                 The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

[Remainder of Page Intentionally Left Blank]

4

Schedule 6.11

Minimum Operating Cash Flow and Minimum EBITDA

Reference Period Ending With the Month End:	Operating Cash Flow Amount	EBITDA
January, 2005		$16,000,000
February, 2005		$11,500,000
March, 2005		$11,500,000
April, 2005		$10,000,000
May, 2005		$10,000,000
June, 2005		$11,000,000
July, 2005		$11,500,000
August, 2005		$13,500,000
September, 2005		$16,500,000
October, 2005		$6,000,000
November, 2005		$8,000,000
December, 2005		$15,000,000
January, 2006	$-20,444,000	$15,500,000
February, 2006		$15,500,000
March, 2006		$15,500,000
April, 2006	$-7,184,000	$17,000,000
May, 2006		$19,000,000
June, 2006		$21,000,000
July, 2006	$8,995,000	$22,000,000
August, 2006		$25,000,000
September, 2006		$28,000,000
October, 2006	$5,555,000	$30,000,000
November, 2006		$30,000,000
December, 2006		$30,000,000
January, 2007	$11,718,000	$30,000,000
February, 2007		$30,000,000
March, 2007		$30,000,000
April, 2007	$4,404,000	$30,000,000
May, 2007		$25,000,000
June, 2007		$25,000,000
July, 2007	$4,891,000	$25,000,000
August, 2007		$25,000,000
September, 2007		$25,000,000
October, 2007	$4,146,000	$25,000,000
November, 2007		$30,000,000
December, 2007		$30,000,000
January, 2008	$10,632,000	$30,000,000
February, 2008		$30,000,000
March, 2008		$30,000,000
April, 2008		$30,000,000

Reference Period Ending With the Month End:	Operating Cash Flow Amount	EBITDA
May, 2008		$25,000,000
June, 2008		$25,000,000
July, 2008		$25,000,000
August, 2008		$25,000,000
September, 2008		$25,000,000
October, 2008		$25,000,000
November, 2008		$30,000,000
December, 2008		$30,000,000
January, 2009	$15,000,000	$30,000,000
February, 2009		$30,000,000
March, 2009		$30,000,000
April, 2009		$30,000,000
May, 2009		$25,000,000
June, 2009		$25,000,000
July, 2009		$25,000,000

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GANDER MOUNTAIN COMPANY

By:	/s/ Dennis M. Lindahl
Name:	Dennis M. Lindahl
Title:	Treasurer

FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.), as Agent and as a Revolving Credit Lender

By:	/s/ Sally A. Sheehan
Name:	Sally A. Sheehan
Title:	Managing Director

WELLS FARGO FOOTHILL, INC. (f/k/a Foothill Capital Corporation), as Syndication Agent and as a Revolving Credit Lender

By:	/s/ Donna Arenson
Name:	Donna Arenson
Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Revolving Credit Lender

By:	/s/ Adrian Avalos
Name:	Adrian Avalos
Title:	Vice President

WEBSTER BUSINESS CREDIT CORPORATION (f/k/a/ Whitehall Business Credit Corporation), as a Revolving Credit Lender

By:	/s/ Evan Israelson
Name:	Evan Israelson
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Credit Lender

By:	/s/ Kristina M. Miller
Name:	Kristina M. Miller
Title:	Duly Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ Joselin Fernandez
Name:	Joselin Fernandez
Title:	Associate Director Banking Products
Services, US

By:	/s/ Christopher M. Altkin
Name:	Christopher M. Altkin
Title:	Associate Director Banking Products
Services, US